EXHIBIT 99.1

Allied Nevada Gold Corp. 9600 Prototype Court Reno, NV 85921 USA

Allied Nevada Reports Continued Positive Metallurgical Results for
Oxide and Sulfide Mineralization

August 12, 2009 Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to report on continued positive metallurgical test results from its wholly owned Hycroft mine, located near Winnemucca, Nevada. Bottle roll and column testing on acid-leached oxide material confirms improved recoveries of gold and silver, as seen in historical test work. Variability testing of sulfide material further confirms that sulfide mineralization is amenable to conventional flotation concentration.

Oxide Mineralization:

Preliminary laboratory and bulk field testing indicates that gold recovery from acid-leached material may be in the range of 70% to 80%. This confirms historical testing of a 10,000 ton bulk sample of acid-leached material revealing similar results. Acid-leached material is very fine and requires a much slower application rate of solution in order to ensure percolation, though once solution takes it appears to leach rapidly.

Approximately 30% of the current mineral reserve estimate is comprised of acid-leached material. Material currently being placed on the heap from the Brimstone pit is almost entirely acid-leached altered volcanic material, as compared with historic material mined, which only contained approximately 10% acid-leached alteration. It is expected that mainly acid-leached material will be mined through the remainder of 2009.

Performance of the current heap leach suggests silver recoveries, based on fire assay analysis, to be approximately 10%, which is consistent with similar run-of-mine heap leach operations hosting the same mineralogy. The current silver to gold production ratio is approximately 2:1 with silver grades being about 10 times the current gold grades being mined. Silver requires a longer leaching cycle than gold and ongoing metallurgical testing and monitoring of silver recoveries in the heap leach will yield a more accurate average silver recovery.

The mine is completing further test work to better understand the optimum flow rate and leach curve associated with this material. As these are preliminary results and, generally, controlled laboratory tests are often higher than actually occurs in real time application, management continues to assume the average 56.6% recovery previously published until further testing and tracking of recoveries provides better confidence as to overall recoveries for this type of mineralization.

Sulfide Mineralization:

Variability testing on 8 samples of sulfide mineralization taken from throughout the Brimstone deposit, which make up the master composite sample used to develop the initial process flow sheet, confirms that 7 of the 8 samples are amenable to flotation concentration. The master composite sample was generated using 8.75 kg riffled out from each of the 8 zone composites with an average grade of 0.52 grams per tonne (“g/t”) gold and 16.0 g/t silver. It is believed the eighth sample was not representative of sulfide mineralization and further testing will confirm the nature of the sample.

“We are extremely pleased with the continued positive direction of the metallurgical results on oxide and sulfide mineralization at Hycroft,” comments Scott Caldwell, President & CEO. “These results allow management to contemplate potential expansion scenarios, including a crushing system and sulfide mill, which may be economically complementary through a logically staged growth plan.”

This testing confirms previously released (see press release dated April 13, 2009) phase I preliminary results of the master composite sample which demonstrated that sulfide mineralization is amenable to concentration using simple, conventional flotation technology. Rougher flotation results revealed recovery of gold and silver in the high 80% range using a coarse grind with cleaner flotation results indicating an overall flotation concentration in excess of 20:1. Aqua regia test results indicate flotation concentration is very amenable to pre-treatment options typically practiced within the industry, such as pressure oxidation. Standard Bond ball mill work index (BWi) testing established a BWi of 15.6 kWh/t, which can be considered to be of moderate hardness.

Mineralogy tests confirmed that key sulfides are pyrite and marcasite with the main silver minerals being pyrargyrite occurring mainly as liberated grains.

Sulfide mineralization represents approximately 33% of the total mineral inventory at Hycroft, with the remainder being mostly oxide and to a lesser extent oxide/sulfide mixed material. Work is expected to begin on the next phases of sulfide metallurgical work, including variability testing on Vortex zone material and oxide/sulfide mixed material sampling, as samples are collected during the current drill program.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling and assay programs currently underway at Hycroft; potential for confirming, upgrading and expanding oxide gold and silver mineralized material at Hycroft; results of evaluation of underlying sulfide mineralization at Hycroft; estimates of recovery rates; expectations regarding the life of the Hycroft mine; expectations regarding the amount of future gold and silver production from the Hycroft mine; the Company’s expectation regarding potential expansions at Hycroft; expectations regarding a crushing system and sulfide mill; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly

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update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Mining, who is a Qualified Person as defined by National Instrument 43-101. Scott Wilson is an independent consultant for Allied Nevada and has reviewed the technical information contained in this news release.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

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